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                                                                     EXHIBIT 2.2


                                     FORM OF

                        AGREEMENT AND PLAN OF CONVERSION

                                       OF

                                ALAMOSA PCS LLC,
                        A TEXAS LIMITED LIABILITY COMPANY

                                      INTO

                           ALAMOSA PCS HOLDINGS, INC.,
                               A TEXAS CORPORATION


         THIS AGREEMENT AND PLAN OF CONVERSION dated as of __________, 2000 (the dated as of "AGREEMENT"), is entered into by the Members of Alamosa PCS LLC, a Texas limited liability company.

                                    RECITALS

         WHEREAS, the Members of Alamosa PCS LLC, a Texas limited liability company, desire to convert the entity to Alamosa PCS Holdings, Inc., a Texas corporation;

         WHEREAS, following the conversion, Alamosa PCS LLC, will continue its existence in the organizational form of Alamosa PCS Holdings, Inc., a Texas corporation;

         WHEREAS, pursuant to Section 3.1 of the Regulations of Alamosa PCS LLC, this Agreement has been approved by the Members by Super-Majority Approval (i.e., the approval of Members holding at least seventy-six percent (76%) of the percentage interests of all Members).

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein, the parties hereby agree as follows:

         A. Pursuant to Section 3.1 of the Regulations of Alamosa PCS LLC, this Agreement was approved by the Members by Super-Majority Approval (i.e, the approval of Members holding at least seventy-six percent (76%) of the percentage interests of all Members) at a duly called meeting of the Members on ___________, 2000. A certified copy of the minutes of the meeting of the Members will be on file at the offices of Alamosa PCS LLC (prior to the conversion) and Alamosa PCS Holdings, Inc. (after the conversion).

         B. The conversion of Alamosa PCS LLC to Alamosa PCS Holdings, Inc. is to occur upon the filing of Articles of Conversion of Alamosa PCS LLC and Articles of Incorporation of Alamosa PCS Holdings, Inc. with the Secretary of State of the State of Texas. A copy of the Articles of Conversion of Alamosa PCS LLC and a copy of the Articles of Incorporation of Alamosa PCS Holdings, Inc. will be on file at the offices of Alamosa PCS LLC (before the conversion) and Alamosa PCS Holdings, Inc. (after the conversion).


Agreement and Plan of Conversion
ALAMOSA PCS LLC

         C. After the conversion, Alamosa PCS Holdings, Inc. will continue the business of Alamosa PCS LLC and assume all liabilities and obligations of Alamosa PCS LLC. Alamosa PCS Holdings, Inc. will be responsible for, and obligated to pay, all applicable Texas franchise tax and related fees of Alamosa PCS LLC, if the same are not timely paid.

         D. Upon the conversion of Alamosa PCS LLC, the Members will exchange their membership interests in Alamosa PCS LLC for shares of common stock in Alamosa PCS Holdings, Inc. There will be a total of 48,500,008 shares of common stock issued to the Members upon the conversion, and each Member will receive the number of shares of common stock equal to the product of (i) such Member's percentage interest in Alamosa PCS LLC as of the date hereof, multiplied by (ii) 48,500,008 shares of common stock to be issued upon conversion. Therefore, each Member will own the following number of shares of stock in Alamosa PCS Holdings,
Inc.:


         Member/Shareholder                                   Number of Shares of Common Stock
         ------------------                                   --------------------------------

Rosewood Telecommunications, L.L.C.                                       9,725,000

South Plains Advanced Communications &
Electronics, Inc.                                                         8,652,085

West Texas PCS, LLC                                                       7,072,915

Taylor Telecommunications, Inc.                                           5,100,000

Plateau Telecommunications, Incorporated                                  3,000,000

Tregan International Corp.                                                3,000,000

XIT Telecommunication & Technology, Inc.                                  2,750,000

LEC Development, Inc.                                                     2,500,000

Wes-Tex Telecommunications, Inc.                                          2,500,000

Longmont PCS, LLC                                                         1,000,000

J&M Family Partnership Ltd.                                                 666,435

Five S, Ltd.                                                                593,200

Yellow Rock PCS, L.P.                                                       400,000

John St. Clair                                                              292,938

Harness, Ltd.                                                               292,938

Tony Bliss                                                                  288,056

Rick Overman                                                                178,205

W. Don Stull                                                                 97,647

Frank Eldridge                                                               73,235



Agreement and Plan of Conversion
ALAMOSA PCS LLC
                                       2

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


David E. Sharbutt                                                            48,823

Barry Moore                                                                  48,823

Randy Yeisley                                                                48,824

Addie Lee Hicks                                                              24,412

Steven Steele                                                                24,412

Paula Sexton                                                                 24,412

Will Payne                                                                   24,412

Gail McVicker                                                                24,412

Gaylord Ellerman                                                             24,412

Jim McDuff                                                                   24,412


         E. A copy of this Agreement will be kept on file at the offices of Alamosa PCS Holdings, Inc. and any shareholder (or former Member of Alamosa PCS
LLC) may request a copy at no charge at any time.


                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.
                          SIGNATURE PAGE(S) TO FOLLOW.

Agreement and Plan of Conversion
ALAMOSA PCS LLC
                                       3


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         IN WITNESS WHEREOF, the undersigned Manager certifies that this
Agreement has been adopted by the Members at a meeting of the Members as of the date first written above.



                                             ALAMOSA PCS LLC,
                                             a Texas limited liability company


                                             By:
                                                --------------------------------
                                                David E. Sharbutt,
                                                Manager


Agreement and Plan of Conversion
ALAMOSA PCS LLC